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                                                              PAGE 8 OF 26 PAGES

                                    EXHIBIT A
                                    ---------

                           HUDSON VALLEY HOLDING CORP.
                             1992 STOCK OPTION PLAN
                      NON-STATUTORY STOCK OPTION AGREEMENT

     AGREEMENT, dated this 27th day of March, 1997, between HUDSON VALLEY HOLDING CORP. (the "Corporation"), a New York Corporation, and
____________________ (the "Optionee").

     WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") approved the Hudson Valley Holding Corp. 1992 Stock Option Plan (the "Plan") on July 27, 1992; and,

     WHEREAS, the Plan was approved by a majority of the shareholders of the Corporation on October 20,1992; and,

     WHEREAS, the Corporation seeks to provide a means by which the Corporation, through the grant of stock options to the Optionee, may retain the Optionee as a [Director/Consultant/Advisor] of Hudson Valley Bank and motivate the Optionee to
-----------------------------
exert his or her best efforts on behalf of the Corporation and any Subsidiary corporation.

     NOW THEREFORE, in consideration of the promises contained in this Agreement and the benefits to be derived from those promises, the Corporation and the Optionee agree as follows.

     1. GRANT OF OPTION. From time to time, the Committee may grant to the
        ---------------
Optionee a right and option to purchase from the Corporation an aggregate of one or more shares of the common stock of the Corporation (the "Common Stock"): provided, that at the time of any such grant the Optionee owns not more than 10 percent of the total combined voting power of all classes of stock of the Corporation and of any Subsidiary Corporation. It is intended that each such option shall be a nonstatutory stock option and shall not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. Each such option shall be evidenced by an Option Grant Notice addressed to the Optionee from the Corporation and shall be subject to the terms and conditions of the 1992 Plan, of this Agreement and of the Option Grant Notice.

     2. TERMS AND CONDITIONS. It is understood and agreed that any option
        --------------------
evidenced by an Option Grant Notice to the Optionee is subject to the following terms and conditions:

        A. EXPIRATION DATE. The option shall expire on the day before the 10th
           ---------------
anniversary of the option grant date as provided in the Option Grant Notice.

        B. EXERCISE OF OPTION DURING CONTINUOUS SERVICE:
           --------------------------------------------

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                                                              PAGE 9 OF 26 PAGES

Subject to the provisions of this Agreement and the 1992 Plan, no part of the option may be exercised until the Optionee has completed 1 year of service with the Corporation and/or Subsidiary Corporation. Thereafter, the option shall be exercisable from time to time over a period beginning on the first day of the calendar year immediately following the close of the calendar year when the Optionee completes 1 year of service with the Corporation and/or Subsidiary Corporation and ending on the earliest of the expiration, termination of service, or cancellation of the option. An exercise of any part of the option shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised.

     C. EXERCISE IN THE EVENT OF DEATH. DISABILITY OR TERMINATION OF SERVICE.
        --------------------------------------------------------------------

     (1) DEATH. If the Optionee dies while an employee of the Corporation or of
         -----
any Subsidiary Corporation, the option may be exercised by the Optionee's estate or by any person who acquired the option by bequest or inheritance or by reason of the death of the Optionee, within the 12 months immediately following his or her death and to the extent that the Optionee was entitled to exercise the option at the date of his or her death; provided, however, that the option may not be exercised after the expiration date provided in Section 2A of this Agreement.

     (2) DISABILITY. If the Optionee ceases to be a
         ----------
[director/consultant/advisor] of the Corporation or of any Subsidiary Corporation because of his or her disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the option may be exercised by him or her, his or her attorney-in-fact or conservator, as appropriate, within 12 months immediately following the date that he or she ceased to be an employee and to the extent that the Optionee was entitled to exercise the option on the date when his or her services ceased; provided, however, that the option may not be exercised after the expiration date provided in Section 2A of this Agreement.

     (3) TERMINATION OF SERVICE: If the Optionee ceases to be in the service of
         ----------------------
the Corporation or of any Subsidiary Corporation for any reason other than death or disability, the option may be exercised by him or her within the 3 months immediately following his or her termination of service to the extent that the Optionee was entitled to exercise the option on the date of his or her termination; provided, however that the option may not be exercised after the expiration date provided in Section 2A of this Agreement; provided further, that if the Optionee ceases to be in the service of the Corporation or of any Subsidiary Corporation because he or she voluntarily terminates his or her service or because his or her service is involuntarily terminated by the Corporation or by any Subsidiary Corporation as a result of his or her willful misconduct, as determined in the sole discretion of this Committee, all right to exercise the option shall terminate on the date when his or her service ceases.

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                                                             PAGE 10 OF 26 PAGES

     D. PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise,
        ---------------------------------------
the purchase price of the shares for which the option may be exercised shall be paid in cash to the Corporation. The Optionee agrees that the purchase price is determined in good faith by the Committee at the time when the option is granted as not less than 100 percent of the fair market value of a share of the Common Stock on the date of the grant of the option.

     E. NONTRANSFERABILITY. The option shall not be transferable other than by a
        ------------------
will of the Optionee or by the laws of descent and distribution. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee or by his or her attorney-in fact or conservator.

     F. ADJUSTMENTS. In the event of any change in the Common Stock by reason of
        -----------
any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then, the number and kind of shares subject to the option and the purchase price per share of those subject shares, shall be appropriately adjusted consistent with such change in a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. Any adjustment so made shall be final and binding upon the Optionee.

     G. NO RIGHTS AS A SHAREHOLDER. The Optionee shall have no right as a
        --------------------------
shareholder with respect to shares of stock subject to the option prior to the date of issuance to him or her of a certificate or certificates for such shares.

     H. NO RIGHTS TO CONTINUED EMPLOYMENT. The option shall not confer upon the
        ---------------------------------
Optionee any right with respect to continuance of the Optionee's current position within the Corporation or any Subsidiary Corporation, nor shall it interfere in any way with the right of the Corporation to terminate his or her service at anytime.

     I. REORGANIZATION. MERGER. CONSOLIDATION. DISSOLUTION. LIQUIDATION. OR SALE
        ------------------------------------------------------------------------
OF ASSETS. Upon a reorganization in which the Corporation is not the surviving
---------
or acquiring corporation, the unexercised portion of the option shall be canceled on the effective date of the reorganization; provided, however, that the Committee shall provide the Optionee, or the holder of the Optionee's option, with 15 days' written notice of the reorganization, and the Optionee, or the holder of the option, shall have the right to exercise the option, regardless of any exercise limitations provided in Section 2B of this Agreement, within the period beginning when the Optionee, or the holder of the option, receives the notice and ending on the date immediately preceding the date of the reorganization; provided, further, that the option may not be exercised after the period provided in Section 2 of this Agreement. For the purposes of the 1992 Plan and this Agreement, the term "reorganization" shall mean any merger, consolidation, sale of substantially all of the assets of the Corporation,

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                                                             PAGE 11 OF 26 PAGES

or sale of the securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

        J. COMPLIANCE WITH LAWS AND REGULATIONS. The option and the obligation
           ------------------------------------
of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws and rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or any rule or regulation of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     3. STOCK RESTRICTION AGREEMENT. The Corporation shall not be required to
        ---------------------------
issue or deliver any share of Common Stock upon the exercise of any option granted under the 1992 Plan until the Optionee, or the holder of the option becomes a signatory to a stock restriction agreement with respect to all of his or her Common Stock, including all shares presently owned or hereinafter acquired. This Agreement will be substantially in the form of Exhibit "A" attached hereto.

     4. INVESTMENT REPRESENTATION. The Committee shall require the Optionee to
        -------------------------
furnish to the Corporation, prior to the issuance of any share upon the exercise of all or any part of an option, an agreement (in such form as the Committee may specify) in which the Optionee represents that the shares acquired by him or her upon exercise of the option are being acquired for investment and not with a view to the resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of any such stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or applicable securities laws of any state. No shares of stock shall be issued upon the exercise of the option unless the Corporation shall have received from the Optionee a written statement satisfactory to the Corporation, or its counsel, containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer, and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend; provided, however, that such representation and restrictions shall not be required if (A) an effective registration statement for such shares under the Securities Act of 1933 and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (B) the Corporation has received an opinion of counsel satisfactory to the Corporation, or its counsel, that registration is not required under the Securities Act of 1933 or under the applicable securities laws of any state.

     5. OPTIONEE BOUND BY 1992 PLAN. The Optionee hereby acknowledges receipt of
        ---------------------------
a copy of the 1992 Plan and agrees to be bound by all the terms and provisions thereof. To the extent that the terms of this Agreement or of any Option

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                                                             PAGE 12 OF 26 PAGES

Grant Notice are inconsistent with the terms of the 1992 Plan, the terms of the 1992 Plan shall govern. This Agreement shall be construed in accordance with the laws of the State of New York.

     6. NOTICES. Any notice required or permitted to be given under this
        -------
Agreement shall be sufficient if in writing and if sent by Certified or Registered Mail. As to the Corporation any required notice shall be addressed to the Chairman of the Board, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. As to the Optionee any required notice shall be addressed to him or her at his or her last address on file with Hudson Valley Bank.



Any party, by notice given as provided above, may change the address to which its future notices shall be sent.

     7. COUNTERPARTS. This Agreement has been executed in two counterparts each
        ------------
of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its President and the Optionee has executed this Agreement, both as of the day and year first above written.


                                    HUDSON VALLEY HOLDING CORP.


                                    By:
                                       -----------------------------------------
                                           William M. Mooney, President & CEO

                                    Attest:
                                           -------------------------------------


                                    OPTIONEE

                                    --------------------------------------------

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                                                             PAGE 13 OF 26 PAGES

STATE OF NEW YORK    )
                     )  s.s.:
COUNTY OF WESTCHESTER)

     On the _____ day of _____________ 1997, before me personally came William
M. Mooney to me known, who, being by me duly sworn, did depose and say that he resides at 87 Cliffield Road. Bedford, New York. 10506; and that he is the President & CEO of HUDSON VALLEY HOLDING CORP., the Corporation described in and which executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order.







STATE OF NEW YORK    )
                     )  s.s.:
COUNTY OF WESTCHESTER)

     On the 27th day of March, 1997, before me personally came
_________________________ to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he/she executed the same.


                                         ----------------------------------

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